UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

Canamed4Pets, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-53712	Pending
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

320 Santana Drive, #C
Cloverdale, Ca 95425

 (Address of principal executive offices) (Zip Code)

770-866-6250

(Registrant’s telephone number, including area code)

Bioflamex Corporation
Christiansvej 28, Charlottenlun Denmark
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On 01/28/2013 Billy V. Ray Jr. resigned as the company’s CFO.

On 01/28/2013 The company’s board of directors approved the dissolution of the company’s advisory board.

On 7/01/2015 Henrik Dahlerup resigned as the company’s Director and COO.

On 03/01/2016 Kristian Schiorring resigned as the company’s Director, President, and CEO.

On 03/01/2016 Jason Black was appointed as the company’s Director, President, and CEO. Since 2015 Mr. Black has been the President of Cann American Holdings, LLC. A California company specializing in consulting, infrastructure development, product marketing and strategic acquisitions within the legal cannabis and hemp industries.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On 02/20/2013 The company was re-domiciled to Wyoming from Nevada.

On 11/25/2014 The company’s board of directors approved a name change from Bioflamex Corporation to Canamed4Pets, Inc.

On 12/08/2014 The company changed its name from Bioflamex Corporation to Canamed4Pets, Inc.

On 03/22/2016 The state of Wyoming administratively dissolved the company due to delinquent filings.

On 03/19/2019 The company petitioned the District Court of Wyoming for reinstatement.

On 04/30/2019 The District Court of Wyoming granted the company’s petition for reinstatement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Resignation of Kristian Schiorring as Director, President and CEO
10.2 10.3	Appointment of Jason Black as Director, President and CEO Order Granting Petition to Set Aside Administrative Dissolution

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Canamed4Pets, Inc.

Date: May 10, 2019	/s/ Jason Black
	By:	Jason Black, Chief Executive Officer

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